EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-104965) and related prospectus of Catellus SubCo, Inc. of our reports dated January 29, 2003, except as to Note 18, for which the date is March 3, 2003, relating to the financial statements and financial statement schedules of Catellus Development Corporation, which appear in Catellus Development Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/    PricewaterhouseCoopers, LLP

June 17, 2003

San Francisco, California